Exhibit 4.5
Execution Version
NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
FOR PURPOSES OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS DEBENTURE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE HOLDER (AS DEFINED BELOW) MAY CONTACT DR. GEORGES KARAM AT +33 1 70 72 16 00, WHO WILL, NOT LATER THAN TEN DAYS AFTER THE DATE HEREOF, PROMPTLY MAKE AVAILABLE TO THE HOLDER, UPON REQUEST, THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUANCE DATE OF THIS DEBENTURE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS DEBENTURE, AND (3) THE YIELD TO MATURITY OF THIS DEBENTURE.
SEQUANS COMMUNICATIONS S.A.
SECURED CONVERTIBLE DEBENTURE
Principal Amount:    $142,000,000
Debenture Issuance Date: July 7, 2025
Debenture Number: SQNS-1
FOR VALUE RECEIVED, Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), hereby promises to pay to the order of Hudson Bay PH XVI Ltd., or its registered assigns (the “Holder”) the amount set out above as the principal amount (as reduced or increased pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, or redemption (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this “Debenture”) was originally issued pursuant to the Secured Convertible Debenture Purchase Agreement dated as of June 22, 2025, as it may be amended from time to time (the “Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (17). All Obligations owed by the Company to the Holder under this Debenture and each other Transaction Document are guaranteed by the Guarantors pursuant to the Guaranty and Security Agreement and secured by the Guarantors pursuant to the Security Documents.
(1)    GENERAL TERMS
(a)    Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be July 7, 2028. Other than as specifically permitted by this Debenture under Section 2(a), the Company may not prepay or redeem any portion of the outstanding Principal and/or accrued and unpaid Interest.
(b)    Interest Rate and Payment of Interest. (i) From and after the first anniversary date of the Issuance Date until, but not including, the second anniversary date of the Issuance Date, interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 6.00% and (ii) from and after the second anniversary date of the Issuance Date, interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 8.00% (such applicable interest rate, the “Interest Rate”), which Interest Rate shall, in connection with the occurrence of an Event of Default, increase to the Default Rate upon written notice executed by the Required Holders (as defined in the Purchase Agreement) to the Company retroactively to the date of the occurrence of such Event of Default. Interest shall be calculated based on a 365- day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest shall accrue during the term of this Debenture and shall be due and payable on each Interest Payment Date or upon the acceleration (including, for the avoidance of doubt, in connection with Section 3(b)), redemption (including, for the avoidance of doubt, in connection with Section 2(b) and Section 2(c)) or conversion of the outstanding Principal. Additional Interest may be payable pursuant to Section 19(h).
(c)    Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
(d)    Withholding. All payments and deliveries made by, or on behalf of, the Company (or any Successor Company) under or with respect to this Debenture (including in connection with any conversion described in Section (4)), shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (“Applicable Taxes”) by or within France or any jurisdiction in which the Company (or any Successor Company) is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required in a Relevant Jurisdiction, the Company (or the Successor Company) shall pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the Holder after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) under a Relevant Jurisdiction shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable for or on account of:
(1)    any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(i)    the failure of the Holder to comply with a timely reasonable request from the Company, addressed to the Holder to provide certification or other documents concerning such Holder’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to the Holder and so long as the completion, execution or submission of such certification or documents would not materially prejudice the legal or commercial position of the Holder;
(ii)    (A) the existence of any present or former connection between the Holder and any non-cooperative jurisdiction (Etat ou territoire non coopératif) within the meaning of Section 238-0 A of the French tax code (as this list may be amended from time to time), or (B) the presentation of this Debenture (or any portion hereof) for payment or payment on this Debenture (or any portion hereof) otherwise made to a bank account open in a non-cooperative jurisdiction;
(2)    any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)    any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to this Debenture;
(4)    any tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections that are substantively comparable and not materially more onerous to comply with) (“FATCA”), any agreement described in Section 1471(b) of the Code, or any current or future regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA; or
(5)    any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2), (3) or (4).
(e)    Tax Treatment. (i) The parties hereto shall treat this Debenture as debt for U.S. federal (and applicable state and local) income tax purposes and shall prepare and file all tax returns consistent with, and not otherwise take any position inconsistent with, such treatment unless required by applicable law; (ii) the parties hereto agree that (x) the Debentures and the Common Warrants (as defined in the Purchase Agreement) shall be treated as an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, (y) the issue price of the investment unit will be allocated between the Debentures and such Common Warrants based on their relative fair market values on the Issuance Date for U.S. federal income tax purposes, as determined collectively by the Company and the Required Holders acting in good faith, and (z) no party hereto shall take a position contrary to the foregoing on any tax return unless required by an applicable change in law after the Issuance Date or the good faith resolution of a tax audit or other tax proceeding; (iii) the Company represents that it was not a “passive foreign investment company” for U.S. federal income tax purposes for the year ending December 31, 2024 and does not as of the date hereof have knowledge that it will be a “passive foreign investment company” for the year ending December 31, 2025 or the foreseeable future; (iv) the Company shall make due inquiry with its tax advisors regarding the Company’s status as a “passive foreign investment company” for the year ending December 31, 2025 and each subsequent year; and (v) if the Company determines that it is a “passive foreign investment company” for any years during which the Holder has owned this Debenture, the Company will promptly notify the Holder of its determination.
(2)    PAYMENTS
(a)    The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) in cash a portion or all amounts outstanding under this Debenture at the Redemption Amount (as defined below) as described in this Section 2(a); provided, that (a) the Company provides the Holder with at least: (i) in the case of an Optional Redemption pursuant to clause (x) of the definition of “Closing Price Trigger,” 30 Trading Days’ prior written notice, or (ii) in the case of an Optional Redemption pursuant to clause (y) of the definition of “Closing Price Trigger,” 5 Trading Days’ prior written notice, of its desire to exercise an Optional Redemption (each, a “Redemption Notice”), (b) such Redemption Notice sets forth a redemption date for consummating the Optional Redemption (the “Redemption Date”) that is scheduled to be a New York Business Day that occurs on or after the first anniversary date of the Issuance Date, (c) in the case of an Optional Redemption pursuant to clause (x) of the definition of “Closing Price Trigger,” the Equity Conditions are satisfied on each Trading Day during the period commencing on the date the Redemption Notice is delivered to the Holder and ending on and including the date upon which the Redemption Amount is delivered to the Holder (the “Redemption Equity Condition Period”), (d) the Closing Price Trigger is satisfied as of the date the Redemption Notice is delivered to the Holder and (e) the Company must have, on or prior to 8:30 a.m., New York City time, on the Trading Day on which such Redemption Notice is delivered, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is effecting an Optional Redemption) on a Form 6-K or otherwise. Each Redemption Notice shall be irrevocable and shall (x) specify the outstanding Principal balance of this Debenture to be redeemed and the Redemption Amount and (y) in the case of an Optional Redemption pursuant to clause (x) of the definition of “Closing Price Trigger,” certify that the Equity Conditions are satisfied as of the date of such Redemption Notice. The “Redemption Amount” shall be, (x) in the case of an Optional Redemption pursuant to clause (x) of the definition of “Closing Price Trigger”, an amount equal to the outstanding Principal balance being redeemed by the Company, plus all accrued and unpaid Interest in respect of such Principal balance to, but not including, such Redemption Date, plus the Payment Premium in respect of such Principal balance and accrued and unpaid Interest and (y) in the case of an Optional Redemption pursuant to clause (y) of the definition of “Closing Price Trigger”, an amount equal to the sum of (A) the product of (x) the outstanding Principal balance being redeemed by the Company multiplied by (y) 108% plus (B) the Payment Premium with respect to all accrued and unpaid Interest in respect of such Principal balance to, but not including, such Redemption Date. After receipt of a Redemption Notice, the Holder shall have the right to elect to convert all or any portion of the outstanding Principal balance being redeemed by the Company (and accrued and unpaid Interest thereon) in accordance with Section (4) until the New York Close of Business on the New York Business Day immediately preceding the applicable Redemption Date. Provided that the Equity Conditions are satisfied (solely in the case of an Optional Redemption pursuant to clause (x) of the definition of “Closing Price Trigger”) and the Company is not in possession of material non-public information, on the Redemption Date, the Company shall (x) deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed to the extent not converted in accordance with the immediately preceding sentence and Section (4) and (y) in the case of an Optional Redemption pursuant to clause (x) of the definition of “Closing Price Trigger,” certify in writing that the Equity Conditions have continued to have been satisfied on each Trading Day during the Redemption Equity Conditions Period and that the Company is not in possession of material non-public information. Any Optional Redemption in respect of less than all of the Principal outstanding under all the Debentures shall be applied ratably across all outstanding Debentures, including this Debenture. Notwithstanding the foregoing, this Section 2(a) will cease to have any force and effect if an Event of Default or Default has occurred hereunder, and is continuing.
(b)    On the Specified Repurchase Date, the Holder shall have right, at the Holder’s option, to require the Company to repurchase for cash all of or any portion of the Principal of this Debenture at a repurchase price equal to the outstanding Principal balance to be so repurchased, plus all accrued and unpaid interest hereunder as of the Specified Repurchase Date. In order to exercise such right, the Holder must provide the Company notice of such exercise no later than the New York Close of Business on the fifth (5th) New York Business Day immediately preceding the Specified Repurchase Date.
(c)    If a Fundamental Change occurs at any time, the Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all or any portion of the Principal of this Debenture on the New York Business Day notified in writing (the “Fundamental Change Repurchase Date”) by the Holder that is not more than twenty (20) Business Days after the later of (x) the date that the Company delivers to the Holder the Fundamental Change Company Notice (as defined below) and (y) the effective date of such Fundamental Change at a repurchase price equal to the outstanding Principal balance to be so repurchased, plus all accrued and unpaid interest hereunder as of the Fundamental Change Repurchase Date, plus the Payment Premium in respect of such Principal balance and accrued and unpaid Interest. In order to exercise such right, the Holder must provide the Company notice of such exercise no later than the New York Close of Business on the New York Business Day immediately preceding the Fundamental Change Repurchase Date. The Company shall provide notice of the occurrence of a Fundamental Change no later than the fifth (5th) New York Business Day after the occurrence of such Fundamental Change (the “Fundamental Change Company Notice”).
(d)    Other than as specifically set forth in clause (a) above, the Company shall not have the right to make any early repayments, redemptions or repurchases without the consent or at the request of the Holder.

(3)    EVENTS OF DEFAULT
(a)    An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(i)    The Company’s or any Guarantor’s failure (x) to pay to the Holder any amount of Principal after such payment is due, or any Redemption Amount, Payment Premium, Additional Amount, amount due pursuant to Section 4(b)(ii) or other amounts when and as due under this Debenture (other than Interest) or any other Transaction Document or (y) to pay to the Holder Interest or Additional Interest when and as due under this Debenture and such failure pursuant to this clause (y) continues for a period of two (2) Business Days (for the avoidance of doubt, the Event of Default set forth in this Section 3(a)(i) shall be immediate and not subject to cure);
(ii)    (A) The Company, any Guarantor or any Significant Subsidiary of the Company shall commence, or there shall be commenced against the Company, any Guarantor or any Significant Subsidiary of the Company, any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company, any Guarantor or any Significant Subsidiary of the Company commences, or there shall be commenced against the Company, any Guarantor or any Significant Subsidiary of the Company, any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction whether now or hereafter in effect, which remains undismissed for a period of sixty one (61) days, including for the avoidance of doubt, as applicable, certain French law proceedings affecting creditors, including conciliation proceedings (mandat ad hoc or procédure de conciliation), safeguard proceedings (procédure de sauvegarde), accelerated safeguard (sauvegarde accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire)); (B) the Company, any Guarantor or any Significant Subsidiary of the Company is adjudicated insolvent or bankrupt; (C) any order of relief or other order approving any such case or proceeding is entered; (D) the Company, any Guarantor or any Significant Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; (E) the Company, any Guarantor or any Significant Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; (F) the Company, any Guarantor or any Significant Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (G) the Company, any Guarantor or any Significant Subsidiary of the Company shall call a meeting of its creditors with a view to restructuring its debts; or (H) the Company, any Guarantor or any Significant Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing;
(iii)    The Company or any Significant Subsidiary of the Company shall default in any of its obligations under any note, debenture, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Significant Subsidiary of the Company in an amount exceeding $5,000,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to its stated maturity (for the avoidance of doubt, the Event of Default set forth in this Section 3(a)(iii) shall be immediate and not subject to cure);
(iv)    A final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and the applicable insurance or indemnity coverage has not been denied;
(v)    (A) Any failure to timely deliver an Event of Default Notice or a Fundamental Change Company Notice required pursuant to the Transaction Documents, or (B) any delivery of an Event of Default Notice, Fundamental Change Company Notice, or any other required notice or certification required pursuant to the Transaction Documents (including, for the avoidance of doubt, a required certification that the Equity Conditions have been satisfied or as to whether any Event of Default has occurred), in each case, that is materially false or inaccurate;
(vi)    The suspension from trading or failure of the ADSs to be trading or listed on the Company’s Principal Market (measured in terms of trading volume for its ADSs) on which the ADSs are traded for a period of five (5) consecutive Trading Days;
(vii)    The Company’s (A) failure to deliver the required number of ADSs to the Holder within one (1) Trading Day after the applicable ADS Delivery Date or Interest Payment Date (as applicable) or (B) notice, written or oral, to any Holder, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debenture into ADS that tendered for conversion in accordance with the provisions of the Debenture, other than pursuant to Section (4)(c) (for the avoidance of doubt, the Event of Default set forth in this Section 3(a)(vii) shall be immediate and not subject to cure);
(viii)    [Reserved];
(ix)    The Company’s failure to timely file with the Commission any Periodic Report that would cause the Company to lose its eligibility to register securities on Form F-3, on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that such due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(x)    Any representation or warranty made or deemed to be made by or on behalf of the Company or any Guarantor in or in connection with any Transaction Document, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document, shall prove to have been incorrect in any material respect when made or deemed made;
(xi)    (A) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; (B) the Company or any Guarantor contests in writing the validity or enforceability of any provision of any Transaction Document; or (C) the Company or any Guarantor denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;
(xii)    The Company uses the net proceeds of the issuance of this Debenture, whether directly or indirectly, for any purpose other than the purchase of Bitcoin as required under Section 4(b) of the Purchase Agreement; provided, such restriction on the use of proceeds shall not apply in respect of any Bitcoin that is released in accordance with Section 19(f);
(xiii)    Any breach of a material term set forth in (A) any other debenture, note, or instrument held by the Holder in the Company or (B) any written agreement between or among the Company and the Holder, in each case, beyond all applicable notice and cure periods set forth therein;
(xiv)    (A) The Registration Statement (as defined in the Registration Rights Agreement) shall not have been filed, declared effective or remained in effect, in each case, as required by the Registration Rights Agreement; or (B) the Company fails to remove any restrictive legend on any certificate or any ADSs issued to the Holder pursuant to the Debenture or any Pre-Funded Warrants acquired by the Holder under the Purchase Agreement (including this Debenture) as and when required by the Debenture or the Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than five (5) Trading Days (for the avoidance of doubt, the Event of Default set forth in this Section 3(a)(xiv)(B) shall be immediate following such five (5) Trading Day period and not subject to cure);
(xv)    Any material provision of any Security Document shall at any time for any reason (other than pursuant to the express terms thereof or (other than action or inaction on the part of the Holder, the Collateral Agent or any of their respective agents)) cease to be valid and binding on or enforceable against the Company or any Guarantor, or the validity or enforceability thereof shall be contested by any party thereto or any other Person, or a proceeding shall be commenced by the Company, any Guarantor or any Subsidiary or any Governmental Entity having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company, any Guarantor or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;
(xvi)    Any Security Document shall for any reason fail or cease to create a valid and perfected and first priority Lien (as defined in the Guaranty and Security Agreement) in the applicable Collateral (as defined in the Guaranty and Security Agreement) in favor of the Collateral Agent for the benefit of the Holder of this Debenture and the holders of the Other Debentures;
(xvii)    The Company or any Guarantor shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of (x) this Debenture (except as may be covered by Section (3)(a)(i) through (3)(a)(xvi) hereof and Section (3)(a)(xviii) hereof) other than Section 19 hereof (other than (x) the obligation to pay Additional Interest pursuant to Section 19(h), which shall be covered by Section 3(a)(i) hereof, (y) the obligation to issue Interest ADSs on the applicable Interest Payment Date pursuant to Section 19(h), which shall be covered by Section 3(a)(vii) hereof and (z) the obligation to deposit the Shortfall Amount into the Cash Collateral Account or otherwise deliver an Additional Interest Election Notice to the Holder pursuant to Section 19(c), which shall be covered by Section 3(a)(xviii) hereof) or any other Transaction Document (other than any Security Document) which is not cured or remedied within the time prescribed or if no time is prescribed either: (1) within five (5) Business Days after the earlier to occur of the Company becoming aware of such failure or of the Company receiving written notice thereof from a Holder, or (2) provided that such failure is curable or otherwise capable of remedy and on or before the fifth (5th) Business Day after the earlier to occur of the Company becoming aware of such failure or of the Company receiving written notice thereof from a Holder the Company or any Guarantor has commenced commercially reasonable efforts to effect such cure or remedy and is at all times thereafter continuing such commercially reasonable efforts to effect such cure or remedy, within twenty (20) Business Days after the earlier to occur of the Company becoming aware of such failure or of the Company receiving written notice thereof from a Holder or (y) Section 19 of this Debenture (other than (x) the obligation to pay Additional Interest pursuant to Section 19(h), which shall be covered by Section 3(a)(i) hereof, (y) the obligation to issue Interest ADSs on the applicable Interest Payment Date pursuant to Section 19(h), which shall be covered by Section 3(a)(vii) hereof and (z) the obligation to deposit the Shortfall Amount into the Cash Collateral Account or otherwise deliver an Additional Interest Election Notice to the Holder pursuant to Section 19(c), which shall be covered by Section 3(a)(xviii) hereof) or any Security Document which is not cured or remedied within the time prescribed or if not subject to cure, immediately upon such breach, default or any failure to observe or perform any covenant, agreement or warranty contained in Section 19 of this Debenture (other than (x) the obligation to pay Additional Interest pursuant to Section 19(h), which shall be covered by Section 3(a)(i) hereof, (y) the obligation to issue Interest ADSs on the applicable Interest Payment Date pursuant to Section 19(h), which shall be covered by Section 3(a)(vii) hereof and (z) the obligation to deposit the Shortfall Amount into the Cash Collateral Account or otherwise deliver an Additional Interest Election Notice to the Holder pursuant to Section 19(c), which shall be covered by Section 3(a)(xviii) hereof) or any Security Document; and
(xviii)    On or prior to the Make-Whole Date, the Company shall have failed to deposit any required Shortfall Amount into the Cash Collateral Account or otherwise deliver an Additional Interest Election Notice with respect to such Shortfall Amount to the Holder (for the avoidance of doubt, the Event of Default set forth in this Section 3(a)(xviii) shall be immediate and not subject to cure).

(b)    Promptly, but in no event later two (2) Business Day after the Company becomes aware of an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred. During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing (other than an event with respect to the Company described in Section (3)(a)(ii)), the Holder, by notice to the Company, may declare this Debenture (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice (the “Event of Default Acceleration Date”) for cash in an amount equal to the Event of Default Acceleration Amount (at which point the underlying Event of Default may not be cured); provided that, in the case of any event with respect to the Company described in Section (3)(a)(ii), the full unpaid Principal amount of this Debenture, together with accrued and unpaid interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under the other Transaction Documents, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, at the Conversion Price, on one or more occasions all or part of the Conversion Amount in accordance with Section (4) and subject to the limitations in Section (4)(c) at any time after (x) an Event of Default has occurred and is continuing; provided that, upon receipt of a Conversion Notice arising after the occurrence and during the continuance of an Event of Default, the underlying Event of Default may not be cured, or (y) the Maturity Date; provided that this Debenture remains outstanding, at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
(4)    CONVERSION OF DEBENTURE. This Debenture shall be convertible into Ordinary Shares deposited for the delivery of ADSs, on the terms and conditions set forth in this Section (4).
(a)    Conversion Right. Subject to the limitations of Section (4)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable Ordinary Shares deposited for the delivery of ADSs in accordance with Section (4)(b), at the Conversion Price (as defined below). The number of Ordinary Shares deposited for the delivery of ADSs issuable upon conversion of any Conversion Amount pursuant to this Section (4)(a) shall be equal to the quotient of (x) such Conversion Amount and (y) the Conversion Price. The Company shall not issue any fraction of an ADSs upon any conversion. All calculations under this Section (4) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of an ADS, the Company shall round such fraction of an ADS up to the nearest whole ADS. The Company shall pay and indemnify the Holder for any and all transfer, stamp and similar taxes, including the French financial transaction tax provided for by Article 235 ter ZD of the French Tax Code, that may be paid or payable with respect to the issuance of Ordinary Shares and delivery of ADSs upon conversion of any Conversion Amount.
(b)    Mechanics of Conversion.
(i)    Optional Conversion. To convert any Conversion Amount into Ordinary Shares for the delivery of ADSs on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 6:00 p.m., New York time, on such date (the “Conversion Notice Date”), a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (4)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). If (x) the Conversion Notice is delivered to the Company at or before 10:00 a.m., New York City time, then on or before the first (1st) Trading Day that is also a Paris Business Day (or if the Conversion Notice Date is not a Paris Business Day, the first (1st) Trading Day following the next Paris Business Day) following the date of receipt of such Conversion Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such ADSs issuable pursuant to such Conversion Notice), the Company shall or (y) the Conversion Notice is delivered to the Company after 10:00 a.m., New York City time, then the Company shall use commercially reasonably efforts to, on or before the first (1st) Trading Day following receipt of such Conversion Notice (but in no event later than the second (2nd) Trading Date) (such date in the case of (x) or (y), the “ADS Delivery Date”) (X) if legends are not required to be placed on certificates or the book-entry position of the ADS and provided that the Company’s transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, instruct such transfer agent to credit such aggregate number of ADSs to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, or if restrictive legends are required to be placed on certificates or book-entry positions of the ADSs, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of ADSs to which the Holder shall be entitled. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the Holder a new Debenture representing the outstanding Principal not converted.
(ii)    Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable ADS Delivery Date (in the case of ADSs to be delivered pursuant to Section 4(b)(i)) or Interest Payment Date (in the case of any Interest ADSs to be delivered pursuant to Section 19(h)) to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of ADSs (the “Undelivered ADSs”) to which the Holder is entitled pursuant to Section 4(b)(i) or Section 19(h), as applicable (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of ADSs issuable pursuant to Section 4(b)(i) or Section 19(h) (as applicable) that the Holder anticipated receiving from the Company (a “Buy-In”), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either (x) pay, on or before the third (3rd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the Holder’s total purchase price (including reasonable and documented brokerage commissions and other reasonable and documented out of pocket expenses, if any) for the ADSs so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such ADSs) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such ADSs and pay cash to the Holder in an amount equal to the excess (if any) of the Buy- In Price over the product of (A) such number of ADSs multiplied by (B) the Closing Price of the ADSs on the Conversion Date or Interest Payment Date (as applicable). In addition to the foregoing, if the Company fails for any reason to deliver ADSs to the Holder by the applicable ADS Delivery Date or Interest Payment Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered ADSs (based on the VWAP on the applicable ADS Delivery Date or Interest Payment Date), ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the ADS Delivery Date or Interest Payment Date (as applicable) until the cash amount set forth in in this Section 4(b)(ii) is paid to the Holder or the ADSs are delivered to the Holder pursuant to this Section 4(b)(ii).
(iii)        Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion, redemption or repurchase of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted, redeemed or repurchased or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted, redeemed and repurchased and the dates of such conversions, redemptions and repurchases or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon any partial conversion, redemption or repurchase.
(c)    Limitations on Conversions.
(i)    Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture, and the Company shall not effect the conversion of any portion of this Debenture or otherwise issue ADSs pursuant to this Debenture, and any such conversion or issuance shall be null and avoid and treated as if never made (other than as set forth in this Section 4(c)(i)), to the extent that after giving effect to such conversion, the Holder, together with the other Attribution Parties, collectively would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of ADSs outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Cap”). For purposes of this Debenture, in determining the number of outstanding ADSs the Holder may acquire in connection with this Debenture without exceeding the Beneficial Ownership Cap, the Holder may rely on the number of outstanding ADSs as reflected in (x) the Company's most recent Periodic Reports, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Company’s transfer agent setting forth the number of ADSs outstanding (the “Reported Outstanding ADS Number”). If the Company receives a notice from the Holder related to the conversion of this Debenture or any issuance of ADSs in connection with this Debenture at a time when the actual number of outstanding ADSs is less than the Reported Outstanding ADS Number, the Company shall promptly notify the Holder in writing of the number of ADSs then outstanding and, to the extent that such conversion or issuance of ADSs would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 4(c)(i), to exceed the Beneficial Ownership Cap, the Holder must notify the Company of a reduced number of ADSs to be issued pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm in writing or by electronic mail to the Holder the number of ADSs then outstanding. In any case, the number of outstanding ADSs shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding ADS Number was reported. In the event that the issuance of ADSs to the Holder upon conversion of, or otherwise pursuant to, this Debenture results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Cap of the number of outstanding ADSs (as determined under Section 13(d) of the Exchange Act), the Holder shall have the right to convert any such portion of this Debenture to the extent it agrees to receive Pre-Funded Warrants (as defined in the Purchase Agreement) exercisable for such number of ADSs that would otherwise have caused such Holder (together with any affiliate thereof) to beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) ADSs in excess of the Beneficial Ownership Cap. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Cap to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Cap will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Debentures that is not an Attribution Party of the Holder. For purposes of clarity, the ADSs issuable pursuant to the terms of this Debenture in excess of the Beneficial Ownership Cap shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Debenture or receive ADSs pursuant to this Debenture pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(c)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Debenture.

(ii)    Notwithstanding anything to the contrary contained in this Debenture or in any other Transaction Document, (x) the Company shall not have the right to convert this Debenture and (y) there shall be no other limitations, including with respect to timing or amount, on conversions of this Debenture.
(d)    Other Provisions
(i)    All calculations under this Section (4) shall be rounded to the nearest $0.0001 or whole ADS.
(ii)    The Company covenants that it will at all times keep available for issuance, out of its authorized and unissued Ordinary Shares and ADSs, such number of Ordinary Shares and ADSs not less than the maximum number of ADSs (or Ordinary Shares represented by such ADSs) issuable upon conversion of this Debenture (assuming for purposes hereof that (x) this Debenture is convertible at the Conversion Price as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Debenture set forth herein or therein (the “Required Reserve Amount”), provided that at no time shall the number of Ordinary Shares or ADSs reserved pursuant to this Section (4)(d)(ii) be reduced other than proportionally with respect to all Ordinary Shares and ADSs in connection with any conversion (other than pursuant to the conversion of this Debenture in accordance with its terms) and/or cancellation of this Debenture, or a reverse share split undertaken by the Company. If at any time the number of Ordinary Shares or ADSs reserved pursuant to this Section (4)(d)(ii) becomes less than the Required Reserve Amount, the Company will promptly take all corporate action necessary to promptly propose at a meeting of its shareholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to this Debenture, and the Company’s Board of Directors will recommend that the Company’s shareholders vote in favor of such increase. The Company covenants that, upon issuance in accordance with conversion of this Debenture in accordance with its terms, the Ordinary Shares and ADSs, when issued, will be validly issued, fully paid and nonassessable.
(iii)    Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (3) herein for the Company’s failure to deliver ADSs upon conversion in the manner and within the time period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(iv)        The Company is obligated, upon reasonable notice, to use its commercially reasonable efforts to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying ADSs may bear legends restricting the transfer thereof; provided, however, that such Holder has delivered such reasonably requested representations to such transfer agent, the Company and the Company’s legal counsel in connection with the request for such opinion. To the extent such opinions are not provided (either timely or at all other than because of an action or inaction of Holder, including the reasonably requested representations of Holder), then, in addition to being an Event of Default in accordance with Section (3)(a)(xv), the Company agrees to reimburse the Holder for all reasonable and documented costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying ADSs. To the extent such opinions are not provided (either timely or at all), the Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all reasonable amounts owed hereunder shall be paid by the Company with reasonable promptness.
(v)    The Company hereby expressly acknowledges and agrees that (i) the Purchase Agreement and all Transaction Documents to which it is a party are ratified and confirmed and shall remain in full force and effect, (ii) it has no set off, counterclaim, defense or other claim or dispute with respect to any Transaction Document, (iii) notwithstanding anything to the contrary in any Transaction Document, the term “Obligations” as used and defined in the Guaranty and Security Agreement and any Security Document shall include all Obligations under this Agreement and the other Transaction Documents, and (iv) all Obligations under this Debenture are duly secured by the Security Documents.
(vi)        The Company shall undertake to maintain, as long as the Debenture is outstanding and remains convertible into ADSs, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Debenture, and the Deposit Agreement or the Restricted Issuance Agreement, as applicable, upon conversion of this Debenture.
(vii)    The person in whose name any ADSs is issuable pursuant to this Debenture will be deemed to become the holder of record of such shares as of the delivery of the Conversion Notice to the Company, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares; provided, that the Holder shall be deemed to have waived any voting rights of any such ADSs issued to the Holder that may arise during the period commencing on such Conversion Date, through, and including, such applicable ADS Delivery Date, as necessary, such that the aggregate voting rights of any ADSs (including such ADSs issued to the Holder) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such record date shall not exceed the Beneficial Ownership Cap as a result of any such conversion of this Debenture.
(5)    ADJUSTMENTS TO CONVERSION PRICE
(a)    Adjustment of Conversion Price. As of the date of this Debenture, each ADS represents ten (10) Ordinary Shares of the Company. If the number of Ordinary Shares represented by the ADSs is changed for any reason other than one or more of the events described in Section (5)(b), the Company will make an appropriate adjustment to the Conversion Price to give effect to such change while preserving the Holder’s economics (for example, if each ADS is changed from representing ten (10) Ordinary Shares to representing twenty (20) Ordinary Shares for any reason other than one or more of the events described in Section (5)(b), the adjusted

Conversion Price would be the Conversion Price immediately prior to such adjustment divided by two).
Notwithstanding the adjustment provisions described below, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs will represent, in addition to the Ordinary Shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then a Conversion Price adjustment described below shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such Conversion Price adjustment shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares; provided that in the case of one or more partial distributions (with the ADSs continuing to represent, in addition to Ordinary Shares, any such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company that have not been distributed), the Company will make appropriate interim adjustments to account for such distributions consistent with the Conversion Price adjustments described below based on the distributions made to the holders of the ADSs.
The Company shall not, and is not permitted by current applicable law to, distribute to holders of the ADSs any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company unless a corresponding distribution is made to holders of the Ordinary Shares.
(b)    For any particular event or transaction that would result in a Conversion Price adjustment under this Section (5)(b), the Company will first adjust the Conversion Price based on the Conversion Price adjustment under Sections (5)(b)(i) through (5)(b)(vii) (the “Mandatory French Law Conversion Price Adjustment”). After making the Mandatory French Law Conversion Price Adjustment to the Conversion Price, the Company will also calculate the Conversion Price adjustment for the same transaction or event under Section (5)(b)(viii) (assuming for such purpose that the Mandatory French Law Conversion Price Adjustment has not yet been made) (the “U.S. Conversion Price Adjustment”). The Company will then increase the Conversion Price as adjusted by the Mandatory French Law Conversion Price Adjustment by an amount equal to the U.S. Conversion Price Adjustment minus the Mandatory French Law Conversion Price Adjustment, but only if such amount is a positive number. The Company will make these calculations in good faith and, absent manifest error, the Company’s determinations as to which Conversion Price adjustment shall apply and any Conversion Price adjustment calculations associated therewith will be final and binding on the Holder. In the event that the Company becomes organized under the laws of a jurisdiction other than the French Republic, the Company will provide for anti-dilution and other adjustments that it in good faith determines are as nearly equivalent as possible to the adjustments described in this Section (5)(b). For purposes of the adjustment provisions described below in this Section (5)(b), the number of outstanding Ordinary Shares (for purposes of determining the outstanding ordinary share capital and whether dividends or distributions are made to all of the holders of the Ordinary Shares) shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs). In the event of any adjustments described below under Section (5)(b), the new Conversion Price will be calculated to four decimal places by rounding to the nearest ten-thousandth (with 0.00005 being rounded upwards to the nearest ten-thousandth, i.e., 0.0001). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Price.
(i)    In accordance with the provisions of Article L. 228-98 of the French Commercial Code, in the event of a reduction of the Company’s Ordinary Share capital resulting from losses and realized through a shareholder approved decrease of the number of the Company’s outstanding Ordinary Shares (a “Share Reduction”), the Conversion Price will be adjusted based on the following formula:

CP'	=	CP0	×	OS0
OS'
where,
CP0 = the Conversion Price in effect immediately prior to the Paris Open of Business on the Effective Date of the Share Reduction;
CP’ = the Conversion Price in effect immediately after the Paris Open of Business on such Effective Date of the Share Reduction;
OS’ = the number of Ordinary Shares comprising the Company’s Ordinary Share capital immediately after the Effective Date of the Share Reduction; and
OS0 = the number of Ordinary Shares comprising the Company’s Ordinary Share capital immediately before the Effective Date of the Share Reduction.
The terms and concepts described above are as understood under Article L. 228-98 of the French Commercial Code.
Pursuant to French law, any reduction in the Company’s Ordinary Share capital requires shareholder approval at an extraordinary general shareholders’ meeting following the recommendation of the Company’s board of directors. The Ordinary Share capital may be reduced either by decreasing the nominal value of the outstanding Ordinary Shares or by reducing the number of outstanding Ordinary Shares. Pursuant to French law, holders of each class of shares of the Company’s Ordinary Share capital must be treated equally.
For the avoidance of doubt, in accordance with the provisions of Article L. 228-98 of the French Commercial Code, in the event of a reduction of the Company’s Ordinary Share capital resulting from losses and realized through a decrease in the nominal value (instead of a Share Reduction), if Holder converts this Debenture it will receive ADSs reflecting such decrease in nominal value rather than the Conversion Price adjustment described above.

(ii)    In the event the Company issues to all of the holders of Ordinary Shares preferential subscription rights (as described below), the Conversion Price will be adjusted based on the following formula:

CP'	=	CP0	×	OS'
OS' + FMV
where,
CP0 = the Conversion Price in effect immediately prior to the Paris Close of Business on the last Trading Day of the subscription period for the preferential subscription rights (the “Subscription Period”);
CP’ = the Conversion Price in effect immediately after the Paris Close of Business on the last Trading Day of such Subscription Period;
OS’ = the Value of the Ordinary Shares Ex-Right; and
FMV = the Value of the Preferential Subscription Right.
According to French law, if the Company issues additional Ordinary Shares or securities giving access to its ordinary share capital for cash or a set-off of cash debts, then-current holders of the Ordinary Shares will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of Ordinary Shares held by them to the issuance of any securities increasing, or that may result in an increase of, the Company’s Ordinary Share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the Subscription Period relating to a particular offering.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of the Company’s shareholders or individually by each shareholder.
To the extent required pursuant to Article L. 228-99 and Article R. 228-92 of the French Commercial Code, if the Company decides to issue, in any form whatsoever, new shares or securities giving access to the Company’s Ordinary Share capital with preferential subscription rights reserved for the Company’s shareholders, the Company will provide at least 14 calendar days’ prior written notice to the Holder.
(iii)    In the event that the Company makes a “distribution for no consideration of Ordinary shares” to all of the holders of Ordinary Shares (as such terms are understood under Article R. 228-91(2°) of the French Commercial Code), or if the Company effects a share split or reverse share split, the Conversion Price will be adjusted based on the following formula:

CP'	=	CP0	×	OS0
OS'
where,

CP0 = the Conversion Price in effect immediately prior to the Paris Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Paris Open of Business on the Effective Date of such share split or reverse share split, as applicable;
CP’ = the Conversion Price in effect immediately after the Paris Close of Business on the Record Date of such distribution, or immediately after the Paris Open of Business on the Effective Date of such share split or reverse share split, as applicable;
OS’ = the number of Ordinary Shares comprising the Ordinary Share capital immediately after the Paris Close of Business on the Record Date of such dividend or distribution or after the Paris Open of Business on the Effective Date of such share split or reverse share split, as applicable; and
OS0 = the number of Ordinary Shares comprising the Ordinary Share capital immediately prior to the Paris Close of Business on the Record Date of such dividend or distribution or immediately prior to the Paris Open of Business on the Effective Date of such share split or reverse share split, as applicable.
(iv)    In the event of a distribution of reserves or premiums (as such terms are understood under Article R. 228-91(3°) of the French Commercial Code) in cash or other assets (other than Ordinary Shares) to all of the holders of the Ordinary Shares, the Conversion Price will be adjusted based on the following formula:

CP'	=	CP0	×	OS' – C
OS'
where,
CP0 = the Conversion Price in effect immediately prior to the Paris Open of Business on the Ex-Dividend Date for such distribution;
CP’ = the Conversion Price in effect immediately after the Paris Open of Business on the Ex-Dividend Date for such distribution;
OS’ = the Value of the Ordinary Share immediately prior to the Paris Close of Business on the Date of such Distribution; and
C =   the cash amount distributed per Ordinary Share or, if the distribution consists of assets other than cash, the Value of the Securities or Assets Distributed per Ordinary Share.
For the avoidance of doubt, in the event of a capital increase by incorporation of reserves or premiums (as such terms are understood under Article R. 228-91(3°) of the French Commercial Code) achieved by increasing the nominal value of the Ordinary Shares instead of a distribution of such reserves or premiums, the nominal value of the Ordinary Shares underlying ADS delivered to the Holder of this Debenture upon conversion thereof will be increased accordingly and no adjustment to the Conversion Price will be made in respect thereof.

(v)    Other than pursuant to a Share Reduction that results in an adjustment described in Section (5)(b)(i), in the event that the Company purchases, or any of the Company’s Subsidiaries purchase, any of the Ordinary Shares (directly or in the form of ADS) at a price per Ordinary Share in cash and/or other consideration (the fair market value of which other consideration is reasonably determined by the Company or, at the Company’s option, an Independent Expert) that is higher than the Ordinary Share Market Price, the Conversion Price will be adjusted by the Company based on the following formula

CP'	=	CP0	×	OS' – (PC% x RP)
OS' x (1 – PC%)
where,
CP0 = the Conversion Price in effect immediately prior to the Paris Close of Business on the date such Ordinary Shares (directly or in the form of ADS) are repurchased (the “Ordinary Share Repurchase Date”);
CR’ = the Conversion Price in effect immediately after the Paris Close of Business on the Ordinary Share Repurchase Date;
OS’ = the arithmetic average of the VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Ordinary Share Repurchase Date;
PC% = means the percentage of the Company’s outstanding Ordinary Share capital (directly or in the form of ADS) repurchased, expressed as a decimal rounded to the nearest hundredth (with 0.005 being rounded upwards to the nearest hundredth, i.e., 0.01); and
RP =     the actual price (consisting of cash and/or other consideration (the fair market value of which other consideration is reasonably determined by the Company or, at the Company’s option, an Independent Expert)) at which the Ordinary Shares are repurchased on a per share basis.
(vi)    In the event of a redemption (amortissement) (as such term is understood under Article R. 228-91(5°) of the French Commercial Code) of the Company's Ordinary Share capital, the Conversion Price will be adjusted based on the following formula:

CP'	=	CP0	×	OS' – RP
OS'
where,
CP0 = the Conversion Price in effect immediately prior to the Paris Close of Business on the Trading Day immediately preceding the Ex-Redemption Date;
CR’ = the Conversion Price in effect immediately after the Paris Close of Business on the Trading Day immediately preceding the Ex-Redemption Date;

OS’ = the arithmetic average of the VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Ex-Redemption Date; and
RP =     the amount of redemption (amortissement) per Ordinary Share.
A “redemption (amortissement)” is a reimbursement to the shareholders of all or part of the nominal value of the Ordinary Shares but without triggering any Ordinary Share capital decrease.
(vii)    (1) In the event of a “modification” by the Company of the “distribution of profits” of the Company (modification de la répartition des bénéfices) (as such terms are understood under Article R. 228-91(4°) of the French Commercial Code), the Conversion Price will be adjusted based on the following formula:

CP'	=	CP0	×	OS' – C
OS'
where,
CP0 = the Conversion Price in effect immediately prior to the Paris Close of Business on the Effective Date of such modification by the Company of the distribution of its profits;
CP’ = the Conversion Price in effect immediately after the Paris Close of Business on the Effective Date of such modification by the Company of the distribution of its profits;
OS’ = the arithmetic average of the VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Effective Date of such modification by the Company of the distribution of its profits; and
C =    the reduction per Ordinary Share of the rights to profits, as reasonably determined by the Company or, at the Company’s option, an Independent Expert.
Notwithstanding the above, if any modification by the Company of the distribution of its profits results from the issuance of preferential subscription rights for preferred shares that results in an adjustment to the Conversion Price pursuant to Section (5)(b)(ii), no adjustment to the Conversion Price will be made pursuant to this Section (5)(b)(vii)(1).
(2) In the event of the creation of preferred shares that does not result in a “modification” by the Company of the “distribution of profits” (as such terms are understood under Article R. 228-91(4°) of the French Commercial Code), the adjustment of the Conversion Price, if necessary, will be determined by an Independent Expert.
(viii)    (1) If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants (other than to the extent such issuance constitutes (x) an issuance of preferential subscription rights that results in an adjustment to the Conversion Price pursuant to Section (5)(b)(ii) or (y) a distribution of reserves or premiums that results in an adjustment to the Conversion Price pursuant to Section (5)(b)(iv)) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Closing Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Price will be increased based on the following formula:

CP1	=	CP0	×	OS0 + Y
OS0 + X
where,
CP0    =    the Conversion Price in effect immediately prior to the New York Open of Business on the Ex-Dividend Date for the ADSs for such issuance;
CP1    =    the Conversion Price in effect immediately after the New York Open of Business on such Ex-Dividend Date;
OS0    =    the number of shares of Ordinary Shares (directly or in the form of ADSs) outstanding immediately prior to the New York Open of Business on such Ex-Dividend Date;
X    =    the total number of shares of Ordinary Shares (directly or in the form of ADSs) issuable pursuant to such rights, options or warrants; and
Y    =    the number of shares of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Closing Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares then represented by one ADS.
Any decrease made under this Section (5)(b)(viii)(1) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the New York Open of Business on the Ex-Dividend Date for the ADSs for such issuance. To the extent that the Ordinary Shares or the ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares (directly or in the form of ADSs) actually delivered. If such rights, options or warrants are not so issued, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section (5)(b)(viii)(1), in determining whether any rights, options or warrants entitle the holders of ADSs to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Closing Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Ordinary Share or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.
(2)     If the Company distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its capital stock or other securities of the Company, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding: (i) any dividend, distribution, issuance, redemption, repurchase or other event for which an adjustment to the Conversion Price is specifically provided for in any of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section (5)(b), (ii) dividends or distributions paid exclusively in cash as to which the adjustment provision set forth in Section (5)(b)(viii)(3) or Section (5)(b)(iv) shall apply; and (iii) Spin-Offs as to which the provisions set forth below in this Section (5)(b)(viii)(2) shall apply to the extent not specifically provided for pursuant to the adjustment provision set forth in Section (5)(b)(iv) (any of such shares of capital stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire capital stock or other securities, the “Distributed Property”), then the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	SP0 – FMV
SP0
where,
CP0    =    the Conversion Price in effect immediately prior to the New York Open of Business on the Ex-Dividend Date for the ADSs for such distribution;
CP1    =    the Conversion Price in effect immediately after the New York Open of Business on such Ex-Dividend Date;
SP0    =    the average of the Closing Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined in good faith by the Company) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution (converted into euros using an exchange rate in effect on the date of determination to the extent not already reflected in euros).
Any decrease made under the portion of this Section (5)(b)(viii)(2) above shall become effective immediately after the New York Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder of this Debenture shall receive, in respect of each $1,000 Principal of this Debenture, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the quotient of (x) $1,000 and the (y) Conversion Price that is in effect on the Ex-Dividend Date for the distribution. If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section (5)(b)(viii)(2) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Price of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section (5)(b)(viii)(2) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of capital stock of any class or series, or similar equity interest, of or relating to any Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Price shall be increased based on the following formula:

CP1	=	CP0	×	MP0
FMV + MP0
where,
CP0    =    the Conversion Price in effect immediately prior to the end of the Valuation Period;
CP1    =    the Conversion Price in effect immediately after the end of the Valuation Period;
FMV0    =    the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Closing Price as set forth in Section (17) as if references therein to ADSs were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided that, if there is no Closing Price of the capital stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) on such Ex-Dividend Date, the “Valuation Period” shall be the 10 consecutive Trading Day period after, and including the first Trading Day such Closing Price is available; and
MP0    =    the average of the Closing Prices of the ADSs over the Valuation Period.
The decrease to the Conversion Price under the preceding paragraph shall occur at the New York Close of Business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the portion of this Section (5)(b)(viii)(2) related to Spin-Offs shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the

Conversion Date in determining the Conversion Price. If the dividend or distribution that constitutes the Spin-Off is declared but not so paid or made, the Conversion Price shall be immediately increased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution constituting the Spin-Off had not been declared or announced.
For purposes of this Section (5)(b)(viii)(2), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase the Company’s capital stock, including Ordinary Shares (directly or in the form of ADSs) (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section (5)(b)(viii)(2) (and no adjustment to the Conversion Price under this Section (5)(b)(viii)(2) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section (5)(b)(viii)(2). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Debenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section (5)(b)(viii)(2) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Price shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Price shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of ADSs with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of ADS as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued.
(3) If any dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) (other than to the extent such dividend or distribution constitutes a distribution of reserves or premiums for which an adjustment is specifically provided for in Section (5)(b)(iv)) solely in cash, the Conversion Price shall be adjusted based on the following formula:

CP1	=	CP0	×	SP0 – C
SP0
where,
CP0    =    the Conversion Price in effect immediately prior to the New York Open of Business on the Ex-Dividend Date for the ADSs for such dividend or distribution;
CP1    =    the Conversion Price in effect immediately after the New York Open of Business on the Ex-Dividend Date for such dividend or distribution;
SP0    =    the Closing Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C    =    the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).
Any decrease pursuant to this Section (5)(b)(viii)(3) shall become effective immediately after the New York Open of Business on the Ex-Dividend Date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Price shall be increased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder of this Debenture shall receive, for each $1,000 principal amount of Debenture it holds, at the same time and upon the same terms as holders of ADS, the amount of cash that such Holder would have received if such Holder owned a number ADS equal to the quotient of $1,000 and the Conversion Price in effect on the Ex-Dividend Date for such cash dividend or distribution.
(ix)    Notwithstanding this Section (5)(b) or any other provision of this Debenture, if a Conversion Price adjustment becomes effective on any Ex-Dividend Date or Ex-Redemption Date, and the Holder has converted this Debenture on or after such Ex-Dividend Date or Ex-Redemption Date, as the case may be, and on or prior to the related Record Date would be treated as the record holder of the ADS (delivered or to be delivered in respect of such conversion) as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date or Ex-Redemption Date, as applicable, then, notwithstanding the Conversion Price adjustment provisions in this Section (5)(b), the Conversion Price adjustment relating to such Ex-Dividend Date or Ex-Redemption Date, as applicable, shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the ADS on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(c)    [Reserved].

(d)    In the case of:
(i)    any recapitalization, reclassification or change of the ADSs or Ordinary Shares (other than changes resulting from a subdivision or combination),
(ii)    any consolidation, merger, combination or similar transaction involving the Company,
(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company's Subsidiaries substantially as an entirety or
(iv)    any statutory share exchange,
in each case, as a result of which the ADSs or the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, the Company or the successor or the acquiring company, as the case may be, will amend this Debenture to provide that, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 Conversion Amount of this Debenture shall be changed into a right to convert each $1,000 Conversion Amount of this Debenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADS equal to the quotient of (x) $1,000 and (y) the Conversion Price immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADSs is entitled to receive) upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event (I) any ADSs that the Company would have been required to deliver upon conversion of this Debenture (or any portion thereof) in accordance with Section (4) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have received in such Share Exchange Event and (II) the VWAP shall be calculated based on the value of a unit of Reference Property.
If the Share Exchange Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election of the holders of the Ordinary Shares), then (i) the Reference Property into which this Debenture will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ADSs and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall notify the Holder of such weighted average as soon as practicable after such determination is made.
If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, Common Equity, the amendment to this Debenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that the Company in good faith determines are as nearly equivalent as is possible to the adjustments provided for in this Section (5) with respect to the portion of Reference Property constituting Common Equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing company, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder of this Debenture as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
(e)    Whenever the Conversion Price is adjusted pursuant to this Section (5), the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(f)    The Company may reduce the Conversion Price with the prior written consent of the Required Holders, which may be given by the Required Holders in their sole discretion. The Company and the Holder agree that any such voluntary adjustment to the Conversion Price and any conversion of any portion of the Debenture based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.
(g)     If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company: (i) each reference in this Debenture to the ADSs related to the terms of this Debenture will be deemed to have been replaced by a reference to the number of Ordinary Shares and other property, if any, represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares as if such Ordinary Shares and other property had been distributed to holders of the ADSs on that day and (ii) all references to the VWAP of an ADS in this Debenture will be deemed to refer to the VWAP of an Ordinary Share, and other appropriate adjustments, including adjustments to the Conversion Price, will be made to reflect such change.
(6)    INDEMNIFICATION. With respect to the Company’s obligations under this Debenture and the other Transaction Documents:
(a)    To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Holder, its investment manager and their respective directors, officers, partners, employees, agents, representatives, and successors and assigns of, and each Person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable and documented attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any material misrepresentation or breach of any representation or warranty made by the Company, the Guarantor or their Subsidiaries in any of the Transaction Documents, (ii) any material breach of any covenant, agreement or obligation of the Company, the Guarantor or their Subsidiaries in any of the Transaction Documents, (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of the Company, the Guarantor or their Subsidiaries) or which otherwise involves such Indemnified Person that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith), or (B) the status of such Holder either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a holder of this Debenture (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), in each case, except to the extent such Claims arise out of result from (aa) the gross negligence, willful misconduct, or fraud of such Indemnified Person, (bb) a material breach by such Indemnified Person of any provision of the Transaction Documents, (cc) actions or omissions by such Indemnified Person in violation of applicable law or outside the scope of authority granted under the Transaction Documents, (dd) disputes solely among Indemnified Persons, (ee) claims for payment of the purchase price or other consideration expressly provided for in the Transaction Documents, or (ff) taxes imposed on such Indemnified Person, except as otherwise expressly provided herein; (iv) any untrue statement or alleged untrue statement of a material fact in any filing made in any public filing (including, without limitation, any Periodic Reports) made by the Company with the Commission, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Holder furnished in writing to Company by or on behalf of Holder expressly for use therein or Holder has omitted a material fact from such information or (2) directly result from any breach by Holder of the Transaction Documents; or (v) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other law, including, without limitation, any state securities law. The Company shall reimburse the Indemnified Persons and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.
(b)    Promptly after receipt by an Indemnified Person under this Section (6) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section (6), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section (6), except solely to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.
(c)    The indemnification required by this Section (6) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
(d)    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
(7)    REISSUANCE OF THIS DEBENTURE.
(a)    Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (7)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (7)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (4)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture. This Debenture is intended to be in “registered form” within the meaning of Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations.
(b)    Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (7)(d)) representing the outstanding Principal.

(c)    Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for one or more new Debentures (in accordance with Section (7)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)    Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (7)(a) or Section (7)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
(8)    NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:
If to the Company:
Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email: deborah@sequans.com
Attention: Chief Financial Officer
With a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas, 18th Floor
New York, New York 10020
Attention:	Steven E. Siesser, Esq.
Brooke A. Gillar, Esq.
Email: ssiesser@lowenstein.com;
bgillar@lowenstein.com
and
ARCHERS (AARPI)

28 rue Dumont d’Urville 75116
Paris, France
Attention: Véronique Gedeon
Mark Richardson
Email:     mrichardson@archers.fr;
vgedeon@archers.fr
If to the Holder:
Hudson Bay PH XVI Ltd.
c/o Hudson Bay Capital Management LP
290 Harbor Drive, 3rd Floor
Stamford, CT 06902
Attn: Capital Solutions Team
Email: investments@hudsonbaycapital.com
With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Email: michael.sullivan@lw.com
or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(9)    NO IMPAIRMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, Interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder.
(10)    This Debenture shall not entitle the Holder to any of the rights of a shareholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company, unless and to the extent converted into ADSs in accordance with the terms hereof.

(11)    CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL
(a)     Governing Law. This Debenture and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)    Jurisdiction; Venue; Service.
(i)    The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.
(ii)    The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii)    Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)    The Holder irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Debenture, such service to become effective thirty (30) days after the date of mailing. The Company has irrevocably appointed Bitquans Holdings LLC, a Delaware limited liability company, c/o Capitol Services, Inc., 108 Lakeland Avenue, Dover DE, Kent County 19901, as its authorized agent for service of process upon which process may be served in any such suit or proceeding arising under this Debenture or any other Transaction Document, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section (8), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding arising under this Debenture or any other Transaction Document. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Debenture.
(v)    To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Debenture, any other Transaction Document, the Deposit Agreement or the Restricted Issuance Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
(vi)    Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.
(c)    THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(12)    If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
(13)    This Debenture and all other Debentures issued pursuant to the Purchase Agreement (or any other secured convertible debenture purchase agreement entered into by the Company on or about the date of the Purchase Agreement for the issuance of substantially similar debentures) may be amended or modified by the written agreement of the Company and the Required Holders. This Debenture may not be amended unless in accordance with the foregoing sentence and in the event that the Required Holders agree to the amendment or modification of this Debenture or any other Debenture issued pursuant to the Purchase Agreement (or any other secured convertible debenture purchase agreement entered into by the Company on or about the date of the Purchase Agreement for the issuance of substantially similar debentures) such amendment or modification shall concurrently be made to all such Debentures.. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
(14)    If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
(15)    EXISTENCE AND MERGER.
(a)    Existence. Subject to Section (15)(B), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. In accordance with the provisions of Article L. 228-98 of the French Commercial Code, the Company may change its corporate form or corporate purpose without requesting the approval of the Holder; provided that unless the Company receives the approval of the Holder, the Company’s corporate form must be: (1) a société anonyme or société en commandite par actions, in either case, registered under the laws of France or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes.
(b)    Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its direct and indirect Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly Owned Subsidiaries), unless (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (1) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Debentures or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of France; (ii) the Successor Company, if not the Company, expressly assumes all of the Company’s obligations under this Agreement and the other Transaction Documents pursuant to documentation that is reasonably acceptable to the Required Holders; and (iii) and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.
(16)    [Reserved.]
(17)    CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:
(a)    “ADSs” means the Company’s (or Successor Company’s) American Depositary Shares issued pursuant to the Deposit Agreement or the Restricted Issuance Agreement, each representing the number of the Ordinary Shares specified pursuant to the Deposit Agreement.
(b)    “ADS Delivery Date” shall have the meaning set forth in Section (4)(b)(i).
(c)    “Additional Amounts” shall have the meaning set forth in Section (1)(d).
(d)    “Additional Interest Election Notice” shall have the meaning set forth in Section 19(c).
(e)    “Applicable Taxes” shall have the meaning set forth in Section (1)(d).
(f)    “Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a

“group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the ADSs would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Cap.
(g)    “Beneficial Ownership Cap” shall have the meaning set forth in Section (4)(c)(i).
(h)    “Bitcoin” means the digital asset commonly referred to as “Bitcoin” (BTC) in the cryptocurrency marketplace.
(i)    “Bitcoin Cash Cap” means $30,000,000.
(j)    “Bitcoin Collateral” means all Bitcoin that is subject to the Lien and the security interest created by the Collateral Documents.
(k)    “Bitcoin Conversion Deadline” shall be July 27, 2025, provided that upon the request of the Company, the Collateral Agent may consent, to extend the Bitcoin Conversion Deadline by twenty (20) days, which consent shall not be unreasonably conditioned or delayed.
(l)    “Bitcoin Escrow Account” means a securities account that is opened and maintained with the Custodian to hold Bitcoin constituting Collateral.
(m)    “Bloomberg” means Bloomberg Financial Markets (or if not available, a similar service provider of national recognized standing).
(n)    “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
(o)    “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York, United States or Paris, France are authorized or required by law or other government action to close.
(p)    “Buy-In” shall have the meaning set forth in Section (4)(b)(ii).
(q)    “Buy-In Price” shall have the meaning set forth in Section (4)(b)(ii).
(r)    “Cash Collateral Account” means a deposit account that is opened and maintained with the Cash Collateral Bank to hold cash constituting Collateral including the net proceeds of the issuance of the Debentures.
(s)    “Cash Collateral Bank” means First National Bank Omaha d/b/a FNBO, or such other custodian as selected by the Company and reasonably acceptable to the Collateral Agent.

(t)    “Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States Government, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.
(u)    “Claims” shall have the meaning set forth in Section (6)(a).
(v)    “Closing Loan-to-Collateral Ratio Compliance Level” means 1.00 to 1.95.
(w)    “Closing Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Price” will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Closing Price” will be the average of the mid-point of the last bid and ask prices for the ADSs (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. In the event of any need to determine the “Closing Price” of any security other than ADSs, the Company shall determine the “Closing Price” of such security in a commercially reasonable manner using a substantially similar methodology.
(x)    “Closing Price Trigger” (x) beginning on and including the 12-month anniversary of the Issuance Date, the Closing Price of the ADSs has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides such Redemption Notice to the Holder (provided that the Equity Conditions are satisfied on each Trading Day of such thirty (30) consecutive Trading Day period) or (y) beginning on and including the 16-month anniversary of the Issuance Date, the Closing Price of the ADSs has been equal to or less than 40% of the Conversion Price then in effect for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides such Redemption Notice to the Holder.
(y)    “Collateral Agent” means Hudson Bay PH XVI Ltd. in its capacity as collateral agent for the holders of the Debentures, together with any successor thereto in such capacity.
(z)    “Collateral Documents” shall have the meaning set forth in Section 19(g).
(aa)    “Commission” means the Securities and Exchange Commission.
(bb)    “Common Equity” of any Person means capital stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
(cc)    “Company” shall have the meaning set forth in the preamble of this Debenture.
(dd)    “Control Agreement” means each account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Collateral Agent, between the Company, the Collateral Agent and the applicable Cash Collateral Bank or securities intermediary, including, for the avoidance of doubt, the blocked control agreements required pursuant to Section 4.01(b) of the Guaranty and Security Agreement, which shall provide for the sole and exclusive control of the Collateral Agent.
(ee)    “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.
(ff)    “Conversion Date” shall have the meaning set forth in Section (4)(b)(i).
(gg)    “Conversion Failure” shall have the meaning set forth in Section (4)(b)(ii).
(hh)    “Conversion Notice” shall have the meaning set forth in Section (4)(b)(i).
(ii)    Conversion Notice Date” shall have the meaning set forth in Section (4)(b)(i).
(jj)    “Conversion Price” means, as of any Conversion Date, $2.10 per ADS, provided that, on the Reset Date, the Conversion Price shall be reset (but only if such reset would result in a downward adjustment to the Conversion Price) to the greater of (x) the product of (A) 1.2 and (B) the average of the VWAPs of the ADSs during the five VWAP Trading Days immediately preceding the Reset Date and (y) $1.40 (subject to adjustment pursuant to Section (5)). The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.
(kk)    “Custodian” means Coinbase, Inc., or such other custodian as selected by the Company and acceptable to the Collateral Agent in its sole discretion.

(ll)    “Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.
(mm)    “Default Rate” means an annual rate of 18.0%.
(nn)    “Deposit Agreement” means the Amended and Restated Deposit Agreement, dated as of May 14, 2018, among the Company the Depositary and the owners and holders from time to time of the ADSs issued thereunder, as amended from time to time.
(oo)    “Depositary” means the Bank of New York Mellon as custodian of the Ordinary Shares underlying the ADS delivered pursuant to the Deposit Agreement or the Restricted Issuance Agreement, or any successor thereto.
(pp)    “Digital Asset Market Value” means, with respect to any Bitcoin, the seven (7) day moving average price of such Bitcoin for the seven (7) days immediately preceding any date of determination, as determined by reference to the CME Bitcoin Reference Rate – New York Variant (BRRNY).
(qq)     “Discounted VWAP” means an amount equal to ninety-three percent (93%) of the average of the VWAPs of the ADSs during the five VWAP Trading Days immediately preceding the Interest Payment Date.
(rr)    “Distributed Securities VWAP” means the per security volume-weighted average price as displayed under the heading “Bloomberg VWAP” on the Bloomberg page applicable to the security in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable for such security, the market value of such security on a per security basis on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Company). The “Distributed Securities VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
(ss)    “Debenture” shall have the meaning set forth in the preamble of this Debenture.
(tt)    “Debentures” shall mean this Debenture and all of the Other Debentures.
(uu)    “Disclosure” shall have the meaning set forth in Section 18.
(vv)    “DTC” shall have the meaning set forth in Section (4)(b)(i).
(ww)    “Effective Date” means the date upon which the applicable transaction or event is effective or consummated.
(xx)    “Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions:

(1)    (x) one or more Registration Statements (as defined in the Registration Rights Agreement) filed shall be effective and available for the resale of all remaining Underlying ADSs, and there shall not have been any suspension of such registration statement(s) or (y) all Underlying ADSs shall be eligible for sale by non-affiliates (as defined in Rule 144) of the Company without restriction pursuant to Rule 144 (and without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied)) and without the need for registration under any applicable federal or state securities laws all Underlying ADSs shall be issuable without restrictive legend and be eligible for immediate sale without restriction pursuant to Section 3(a)(9) of the Securities Act and without the need for registration under any applicable federal or state securities laws;
(2)    the ADSs are designated for quotation on a Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) Trading Days and occurring before the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened, commenced or pending either (A) in writing by such Principal Market or (B) by falling below the then effective minimum listing maintenance requirements of such Principal Market;
(3)    the ADS issuable upon conversion of the Conversion Amount may be issued in full without resulting in the Holder beneficially owning ADSs in excess of the Beneficial Ownership Cap;
(4)    there shall not be a Default or Event of Default;
(5)    the Holder shall not have been in possession of any material, nonpublic information received from the Company or any of its agents or affiliates; and
(6)    the ADSs issuable upon conversion of the Conversion Amount (including ADSs underlying any Pre-Funded Warrants issued in connection with such conversion as contemplated by Section (4)(c)(i) in certain circumstances) are duly authorized, and upon delivery on the applicable ADS Delivery Date (or upon exercise of any such Pre-Funded Warrants) will be (i) validly issued, fully paid, non-assessable, free from preemptive rights and any lien or adverse claim and will be listed and eligible for trading without restriction on a Principal Market (ii) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; and (iii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws.
(yy)    “Ex-Dividend Date” means, (a) for purposes of Sections (5)(b)(i)-(vii), the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market and (b) for purposes of Section (5)(b)(viii), the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
(zz)    “Ex-Redemption Date” means (1) the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to the redemption in question from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market or (2) if the ADSs do not trade on any exchange or market, the Paris Business Day on which the redemption in question occurs.
(aaa)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(bbb)    “Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.
(ccc)    “Event of Default” shall have the meaning set forth in Section 3(a).
(ddd)    “Event of Default Acceleration Amount” means the, with respect to the delivery of a notice pursuant to Section 3(b) declaring the Debenture to be due and payable immediately on account of an Event of Default, a cash amount equal to the greater of (x) the sum of (i) 115% of the outstanding Principal of the Debenture (or such lesser amount accelerated pursuant to such notice) and (ii) the accrued and unpaid interest and other amounts owing in respect thereof and (y) the product of (i) the quotient of the Conversion Amount as of the occurrence of the Event of Default and the Conversion Price as of the occurrence of the Event of Default multiplied by (ii) the highest VWAP occurring during each VWAP Trading Day during the period beginning on and including the date that the Event of Default occurred (or the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred) and ending on the VWAP Trading Day immediately prior to the Event of Default Acceleration Date.
(eee)    “Event of Default Acceleration Date” shall have the meaning set forth in Section 3(b).
(fff)    “Event of Default Notice” shall have the meaning set forth in Section 3(b).
(ggg)    “FATCA” shall have the meaning set forth in Section (1)(d)(4).
(hhh)    “French Commercial Code” shall mean the French Code de commerce.
(iii)    “Fundamental Change” shall be deemed to have occurred at the time on or after the date of the Purchase Agreement if any of the following occurs prior to the Maturity Date:
(1)    an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder shall not constitute a Fundamental Change for purposes hereof);
(2)    the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or a combination) as a result of which the Ordinary Shares or ADS would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Ordinary Shares or ADSs will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving company or transferee or the parent thereof immediately after such transaction in substantially the same proportions relative to each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);
(3)    the shareholders of the Company approve any plan or proposal for dissolution of the Company that, if completed, would result in the liquidation of the Company; or
(4)    the ADSs (or other Common Equity or ADS in respect of Common Equity underlying this Debenture (or any portion hereof)) cease to be listed or quoted on any Principal Market.
If any transaction in which the Ordinary Shares are replaced by the equity securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.
For purposes of this definition of “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both clause (1) and clause (2) of such definition (without giving effect to the proviso in clause (2)) shall be deemed a Fundamental Change solely under clause (2) of such definition (subject to the proviso in clause (2)).
(jjj)    “Fundamental Change Company Notice” shall have the meaning set forth in Section (2)(c).
(kkk)    “Fundamental Change Repurchase Date” shall have the meaning set forth in Section (2)(c).
(lll)    “Governing Jurisdiction” shall have the meaning set forth in Section (11)(a).
(mmm)    “Grantors” shall have the meaning given such term in the Guaranty and Security Agreement.
(nnn)    “Guarantors” means each of the guarantors from time to time party to the Guaranty and Security Agreement as a “guarantor” thereunder.

(ooo)    “Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated on or about the Issuance Date, made by each of the Guarantors party thereto from time to time in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.
(ppp)    “Holder” shall have the meaning set forth in the preamble of this Debenture.
(qqq)    “Indemnified Damages” shall have the meaning set forth in Section (6)(a).
(rrr)    “Indemnified Person” shall have the meaning set forth in Section (6)(a).
(sss)    “Independent Expert” means an independent financial institution of international repute or independent financial adviser with appropriate expertise, chosen by the Company at its sole discretion.
(ttt)    “Interest ADS Notice” shall have the meaning set forth in Section 19(h).
(uuu)    “Interest Payment Date” means (i) each March 1, June 1, September 1 and December 1 of each calendar year, beginning on September 1, 2025 and (ii) if not otherwise included in clause (i), the Maturity Date.
(vvv)    “Interest Rate” shall have the meaning set forth in Section (1)(b).
(www)    “Issuance Date” shall have the meaning set forth in the preamble of this Debenture.
(xxx)    “Loan-to-Collateral Ratio” means, as of any date of determination, the ratio of (a) the aggregate outstanding principal balance of all the Debentures issued pursuant to the Purchase Agreement to (b) the sum of (i) the aggregate Digital Asset Market Value of all Collateral consisting of Bitcoin, plus (ii) the aggregate value of all Collateral consisting of cash and Cash Equivalents held in the Cash Collateral Account.
(yyy)    “Loan-to-Collateral Ratio Compliance Level” means 1.00 to 2.00.
(zzz)    “Make-Whole Date” shall have the meaning set forth in Section 19(c).
(aaaa)    “Mandatory French Law Conversion Price Adjustment” shall have the meaning set forth in Section (5)(b).
(bbbb)    “Material Adverse Effect” has the meaning given such term in the Purchase Agreement.
(cccc)    “Maturity Date” shall have the meaning set forth in Section (1)(a).
(dddd)    “MNPI” shall have the meaning set forth in Section 18.

(eeee)    “New York Close of Business” means 5:00 p.m. (New York City time).
(ffff)    “New York Open of Business” means 9:00 a.m. (New York City time).
(gggg)    “New York Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York, United States are authorized or required by law or other government action to close.
(hhhh)    “Obligations” means all of the Company’s and each Guarantor’s now existing and hereafter created or arising obligations, indebtedness and liabilities of any kind (whether primary or secondary, conditional or unconditional, contingent or noncontingent, joint or several) owed to the Holder, whether existing, created, incurred or arising in the Company’s or such Guarantor’s capacity as a borrower, guarantor, indemnitor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor, including (a) any loan amount, principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fee, charge, indemnification obligation, reimbursement obligation, royalty, premium, cost, expense, price, rent or other amount owed by the Company or such Guarantor to the Holder at any time, including future advances, protective advances and other financial accommodations, (b) any obligations, indebtedness or liabilities of the Company and the Guarantors to the Holder under any Transaction Document at any time, and (c) any of the foregoing that may have been, or that may be, acquired by the Holder from any third party, the Company or any Guarantor at any time.
(iiii)    “Optional Redemption” shall have the meaning set forth in Section (2)(a).
(jjjj)    “Ordinary Share Market Price” means the Closing Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the date a binding agreement is made for the Company or any of its Subsidiaries to purchase Ordinary Shares (directly or in the form of ADSs) (or the immediately preceding Trading Day if such agreement (i) is not made on a Trading Day or (ii) if made on a Trading Day, is made prior to the availability of the Closing Price of the ADSs in respect of such Trading Day).
(kkkk)    “Ordinary Share Repurchase Date” shall have the meaning set forth in Section (5)(b)(v).
(llll)    “Ordinary Shares” means the ordinary shares of the Company, nominal value €0.01 per share.
(mmmm)    “Other Debentures” means any other debentures issued pursuant to the Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.
(nnnn)    “Paris Business Day” means any day (other than a Saturday or a Sunday) that is not a day on which banking institutions in Paris, France are authorized or required by law or executive order to close or be closed.

(oooo)    “Paris Open of Business” means 9:00 a.m., Paris, France time.
(pppp)    “Paris Close of Business” means 5:00 p.m., Paris, France time.
(qqqq)    “Payment Premium” means for payments made (i) within twelve (12) months of the date of this Debenture, 3.0% and (ii) from and after twelve (12) months of the date of this Debenture, 5.0%.
(rrrr)    “Periodic Reports” shall mean all of the Company’s reports (in form and substance as required by the Commission under applicable laws and regulations) required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 20-F) and reports on Form 6-K, for so long as any amounts are outstanding under this Debenture.
(ssss)    “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
(tttt)    “Principal” shall have the meaning set forth in the preamble of this Debenture.
(uuuu)    “Principal Market” means the New York Stock Exchange; provided however, that in the event the Company’s ADSs are ever listed or traded on any of the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, or such successor thereto, the “Principal Market” shall mean that market on which the ADSs are then listed or traded.
(vvvv)    “Purchase Agreement” shall have the meaning set forth in the preamble of this Debenture.
(wwww)    “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).
(xxxx)    “Redemption Amount” shall have the meaning set forth in Section (2)(a).
(yyyy)    “Redemption Equity Condition Period” shall have the meaning set forth in Section 2(a).
(zzzz)    “Redemption Date” shall have the meaning set forth in Section (2)(a).
(aaaaa)    “Redemption Notice” shall have the meaning set forth in Section (2)(a).

(bbbbb)    “Reference Property” shall have the meaning set forth in Section (5)(d).
(ccccc)    “Registration Rights Agreement” has the meaning given such term in the Purchase Agreement.
(ddddd)    “Relevant Jurisdiction” shall have the meaning set forth in Section (1)(d).
(eeeee)    “Reported Outstanding ADS Number” shall have the meaning set forth in Section 4(c)(i).
(fffff)    “Required Holders” has the meaning given such term in the Purchase Agreement.
(ggggg)    “Required Disclosure Date” means (x) if the Holder authorized the delivery of such MNPI, either (I) if the Company and the Holder have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such MNPI, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date the Holder first received any MNPI or (y) if the Holder did not authorize the delivery of such MNPI, the first (1st) Business Day after the Holder’s receipt of such MNPI.
(hhhhh)    “Required Reserve Amount” shall have the meaning set forth in Section (4)(d).
(iiiii)    “Reset Date” means the date that is the earlier of (i) nine (9) months following the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and (ii) twelve (12) months following the Issuance Date.
(jjjjj)    “Restricted Issuance Agreement” means the restricted issuance agreement to be entered into as of the Issuance Date, by and among the Company, the Depositary, and the owners and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.
(kkkkk)    “Rule 144” means Rule 144 promulgated under the Securities Act.
(lllll)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(mmmmm)    “Security Documents” means, collectively, the Guaranty and Security Agreement, the Control Agreement, any other control agreement applicable to the Bitcoin Escrow Account or Cash Collateral Account, any other security agreements, pledge agreements or other similar agreements delivered to the Holder, the Guaranty (if applicable) and each of the other agreements, instruments or documents that creates a lien or guaranty in favor of the Holder.
(nnnnn)    “Share Exchange Event” shall have the meaning set forth in Section (5)(d).
(ooooo)    “Share Reduction” shall have the meaning set forth in Section 5(b)(i).

(ppppp)    “Shortfall Amount” shall have the meaning set forth in Section 19(c).
(qqqqq)    “Shortfall Event” shall have the meaning set forth in Section 19(c).
(rrrrr)    “Significant Subsidiary” of any Person means any Subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.
(sssss)    “Specified Repurchase Date” means January 7, 2027.
(ttttt)    “Spin-Off” shall have the meaning set forth in Section (5)(b)(viii)(2).
(uuuuu)    “Subject Proceeds” shall have the meaning set forth in Section 19(h).
(vvvvv)    “Subscription Period” shall have the meaning set forth in Section (5)(b)(ii).
(wwwww)    “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
(xxxxx)    “Successor Company” shall have the meaning set forth in Section (15)(b).
(yyyyy)    “Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on a Principal Market or, if the ADSs (or such other security) are not then listed on a Principal Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded, and (ii) a Closing Price of the ADS (or closing sale price for such other security) is available on such securities exchange or market. If the ADSs (or such other security) are not so listed or traded, “Trading Day” means a New York Business Day.
(zzzzz)     “Transaction Document” means (i) any Transaction Document (as defined in the Purchase Agreement) and (ii) any other Security Document entered into from time to time.
(aaaaaa)    “Trigger Event” shall have the meaning set forth in Section (5)(b)(viii)(2).
(bbbbbb)    “Underlying ADSs” means the ADSs (including the Ordinary Shares represented by such ADSs) issuable upon conversion of this Debenture in accordance with the terms hereof and the ADSs underlying any Pre-Funded Warrants issued in connection with any conversion of this Debenture (or portion hereof) as contemplated by Section (4)(c)(i) in certain circumstances, in each case determined without regard to any limitations on such conversion set forth in this Debenture or any such Pre-Funded Warrants (including, for the avoidance of doubt, such limitation set forth in Section 4(c)(i)).
(cccccc)    “unit of Reference Property” shall have the meaning set forth in Section (5)(d).
(dddddd)    “Valuation Period” shall have the meaning set forth in Section (5)(b)(viii)(2).
(eeeeee)    “Value of the Ordinary Share Immediately prior to the Close of Business on the Date of such Distribution” means the arithmetic average of the VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Ex-Dividend Date for such distribution.
(ffffff)    “Value of the Ordinary Shares Ex-Right” means the arithmetic average of the VWAP (divided by the number of Ordinary Shares then represented by one ADS) on each Trading Day included in the applicable Subscription Period.
(gggggg)    “Value of the Preferential Subscription Right” means (i) the arithmetic average of the opening trading prices on any Principal Market for such preferential subscription rights on a per right basis, or on a similar market on which the preferential subscription rights have their principal listing on each Trading Day included in the applicable Subscription Period, or (ii) if the preferential subscription rights are not listed on a Principal Market or similar market, the value of such preferential subscription rights will be calculated as reasonably determined by the Company or, at the Company’s option, an Independent Expert taking into account the fair market value or trading price of any corresponding ADS rights.
(hhhhhh)    “Value of the Securities or Assets Distributed per Ordinary Share” means: (1) in the event of a distribution of securities that are already listed on any Principal Market or a similar market, the arithmetic average of the Distributed Securities VWAP of such securities during the three Trading Days immediately preceding the Ex-Dividend Date for such distribution; (2) in the event of a distribution of securities that are not already listed on any Principal Market or a similar market, but that are expected to be listed on any such market for at least three Trading Days within 10 Trading Days starting on the Ex-Dividend Date for such distribution, the arithmetic average of the Distributed Securities VWAP of such securities during the first three Trading Days included within this 10 trading day period during which such securities are listed on any Principal Market or a similar market; and (3) in all other cases not addressed in clause (1) or (2) of this definition, such value that is determined reasonably by the Company or, at the Company’s option, an Independent Expert, no later than the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
(iiiiii)    “VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SQNS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
(jjjjjj)    “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the ADSs are then listed, or, if the ADSs are not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, on which the ADSs are then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date
(kkkkkk)    “VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in ADSs generally occurs on the principal U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Principal Market on which the ADSs are then traded. If the ADSs are not so listed or traded, then “VWAP Trading Day” means a Business Day.
(llllll)    “Wholly Owned Subsidiary” means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
(18)    Confidential Information. At any time after the Issuance Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides the Holder with material non-public information relating to the Company or any of its Subsidiaries (each, the “MNPI”), the Company shall, on or prior to the applicable Required Disclosure Date, publicly disclose such MNPI on a Current Report on Form 6-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all MNPI provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.
(19)    Collateral Coverage Requirement.
(a)    On or before the Bitcoin Conversion Deadline, the Company shall have used all the proceeds deposited in the Cash Collateral Account on the Issuance Date (other than up to eight hundred thousand dollars ($800,000) in the aggregate used to fund general and administrative costs and expenses related to the implementation of the Company’s Bitcoin treasury strategy (the “Bitcoin Strategy Expense Cap”)) to purchase, or cause any Grantor to purchase, Bitcoin, which Bitcoin shall be immediately delivered to the Bitcoin Escrow Account upon such purchase. For the avoidance of doubt, the Company shall not be responsible for any breach of this Section 19(a) if the reason for such breach is solely due to the Collateral Agent’s breach of its obligations set forth in Section 19(b).
(b)    Prior to the Bitcoin Conversion Deadline, the Company shall not request a transfer or withdrawal of funds in excess of the Bitcoin Cash Cap from the Cash Collateral Account through any single transfer or withdrawal. Any funds transferred or withdrawn from the Cash Collateral Account shall only be used to promptly purchase Bitcoin that is immediately delivered to the Bitcoin Escrow Account upon such purchase (and to pay only customary transaction costs and commissions incurred in connection with such purchases) or to fund the implementation of the Company’s Bitcoin treasury strategy in an amount up to the Bitcoin Strategy Expense Cap. Following any transfer or withdrawal of funds from the Cash Collateral Account, the Company shall not be permitted to request a transfer or withdrawal of additional funds from the Cash Collateral Account until such time as the Company has complied with the immediately preceding sentence, at which time the Company may again request a transfer or withdrawal of funds from the Cash Collateral Account to purchase or cause any Grantor to purchase additional Bitcoin up to the available Bitcoin Cash Cap. For example (and for illustrative purposes only), if (after expending proceeds to fund the implementation of the Company’s Bitcoin treasury strategy in an amount equal to the Bitcoin Strategy Expense Cap), the Company transferred $30,000,000 from the Cash Collateral Account, it could not transfer additional funds from the Cash Collateral Account until it deposited the Bitcoin purchased with such $30,000,000 into the Bitcoin Escrow Account. So long as (i) no Default or Event of Default has occurred and is then continuing, and (ii) the Company has provided the Collateral Agent a notice, in the form attached hereto as Exhibit II (a “Withdrawal Notice”), and, for any requested transfers or withdrawals following the first transfer or withdrawal after the Issuance Date, supporting documentation from the Custodian of the Bitcoin Escrow Account (e.g., account statements, transaction history, escrow deposit receipts, or other similar documentation) reasonably satisfactory to the Collateral Agent evidencing that any previously withdrawn or transferred funds from the Cash Collateral Account were used by the Company to purchase Bitcoin that was deposited into the Bitcoin Escrow Account in accordance with the terms of this Section 19(b), then the Collateral Agent shall promptly provide instructions to the Cash Collateral Bank to release the funds from the Cash Collateral Account requested by the Company in the amount set forth in the Withdrawal Notice, which shall not exceed the available Bitcoin Cash Cap in accordance with this Section 19(b) and, for the avoidance of doubt, shall be used solely for the purchase of Bitcoin. For the avoidance of doubt, the Company may submit multiple Withdrawal Notices on any given Business Day, subject to the terms of this Section 19(b).
(c)    As of the Issuance Date and immediately following the closing of the issuance of the Debentures and the Common Equity Private Placement (as defined in the Purchase Agreement), the Loan-to-Collateral Ratio shall be less than or equal to the Closing Loan-to-Collateral Ratio Compliance Level; provided that if, as of the Issuance Date, the Loan-to-Collateral Ratio is greater than the Loan-to-Collateral Ratio Compliance Level (a “Shortfall Event”), then on the ninetieth (90th) day following the Issuance Date (the “Make-Whole Date”), the Company shall cause to be deposited into the Cash Collateral Account such portion of the aggregate net proceeds received by the Company in respect of (i) the exercise of the Common Warrants and (ii) any Exempt At-the-Market Offering (as defined in the Purchase Agreement) prior to the Make-Whole Date (such aggregate proceeds, the “Subject Proceeds”), in an aggregate amount equal to the amount of additional collateral that would have been required to cause the Loan-to-Collateral Ratio to be equal to the Loan-to-Collateral Ratio Compliance Level (which shall include all proceeds deposited in the Cash Collateral Account on the Issuance Date that were transferred from the Cash Collateral Account to fund general and administrative costs and expenses related to the implementation of the Company’s Bitcoin treasury strategy), as measured as of the Issuance Date (such amount, the “Shortfall Amount”); provided further that if the Subject Proceeds are less than the Shortfall Amount, the Company, in its sole discretion, may either: (1) cause additional cash to be deposited into the Cash Collateral Account in an amount equal to the difference between the Shortfall Amount and the Subject Proceeds, or (2) pay additional interest on the outstanding Principal balance hereof in accordance with Section 19(h), in which case the Company shall not be required to deposit any additional cash into the Cash Collateral Account. The Company shall provide the Holder with prompt written notice prior to the Marke-Whole Date (an “Additional Interest Election Notice”) if it elects option (2) pursuant to the foregoing sentence.
(d)    Provided that no Default or Event of Default has occurred, and is then continuing, following the time that the aggregate outstanding principal balance of all Debentures issued pursuant to the Purchase Agreement is less than or equal to fifty percent (50%) of the aggregate outstanding principal balance of all Debentures issued pursuant to the Purchase Agreement as of the Issuance Date, promptly upon the request of the Company, the Collateral Agent shall release, or permit to be released, from the Lien (as defined in the Guaranty and Security Agreement) and the security interest created by the Guaranty and Security Agreement and the Transaction Documents, an amount of Bitcoin Collateral, requested by the Company, so long as, immediately after giving effect to such release (calculated on a pro forma basis after giving effect thereto), the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level, which amount shall be confirmed by the Collateral Agent prior to release. For the avoidance of doubt, the Company may only exercise the right granted pursuant to this Section 19(d) once.
(e)    Provided that neither no Default or Event of Default has occurred, and is then continuing, following the time that the aggregate outstanding principal balance of all Debentures issued pursuant to the Purchase Agreement is less than or equal to twenty five percent (25%) of the aggregate outstanding principal balance of all Debentures issued pursuant to the Purchase Agreement as of the Issuance Date, promptly upon the request of the Company, the Collateral Agent shall release, or permit to be released, from the Lien and the security interest created by the Collateral Documents, an amount of Bitcoin Collateral, requested by the Company, so long as, immediately after giving effect to such release (calculated on a pro forma basis after giving effect thereto), the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level as of the date of such release, which amount shall be confirmed by the Collateral Agent prior to release. For the avoidance of doubt, the Company may only exercise the right granted pursuant to this Section 19(e) once.
(f)    Other than the Collateral used or released in accordance with the foregoing clauses (a), (d) or (e), or as provided in the following clause (g), the Company shall not (and shall not permit the Grantors to) transfer, permit any encumbrance or otherwise dispose of any Collateral other than the transfer of Bitcoin Collateral (or cash held in the Cash Collateral Account for the purchase of Bitcoin) to the Grantors (or from one Grantor to another Grantor); provided that (i) in the case of a transfer to the Grantors following the Issuance Date, the Grantors, to the extent not a Grantor party to the Guaranty and Security Agreement as of the Issuance Date, shall have first complied with Sections 2.05 and 4.03 of the Guaranty and Security Agreement and (ii) any cash, Cash Equivalents or Bitcoin transferred to the Grantors following the Issuance Date shall at all times remain on deposit in the Cash Collateral Account or Bitcoin Escrow Account (or any replacement Cash Collateral Account or Bitcoin Escrow Account approved by the Collateral Agent in its sole discretion at a custodian approved by the Collateral Agent in its sole discretion), as applicable, and subject to the first priority Lien and security interest in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Guaranty and Security Agreement). For the avoidance of doubt, neither the Company nor any of its affiliates shall be subject to any restrictions under the Transaction Documents in respect of Bitcoin that has been released as, or that does not otherwise constitute, Bitcoin Collateral (including all Bitcoin that is not purchased with the net proceeds of the issuance of the Debentures or the Common Equity Private Placement).
(g)    Notwithstanding the foregoing provisions of this definition or anything in this Debenture or any other Transaction Document to the contrary, (i) the Collateral requirements thereunder shall not require any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest with control (other than with respect to the Bitcoin Escrow Account and/or the Cash Collateral Account to the extent required under the Debentures and the Collateral Documents); and (b) no actions (x) in any non-U.S. jurisdiction or (y) required by the laws of any non-U.S. jurisdiction shall be required to be taken to create, perfect or maintain any security interest or make enforceable any security interests or otherwise (it being understood that there shall be no Collateral Document (or other security agreements or pledge agreements) governed by any non-U.S. jurisdiction). As used in this Debenture, “Collateral Documents” means the Guaranty and Security Agreement, any control agreement with respect to the Bitcoin Escrow Account and/or the Cash Collateral Account (including financing statements under the UCC of the relevant states), and the escrow agreement or similar securities control agreement with respect to the Bitcoin Escrow Account, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any obligations under the Debentures or under which rights or remedies with respect to the Lien are governed.
(h)    Additional Interest.
(1)     If the Company elects to pay additional interest under Section 19(c), then from and after the Issuance Date until but not including the first anniversary of the Issuance Date (the “Additional Interest Period”), additional interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to five percent (5.0%) (such interest, the “Additional Interest”). Additional Interest shall be calculated based on a 365- day year and the actual number of days elapsed, to the extent permitted by applicable law. Additional Interest shall accrue during the Additional Interest Period and shall be due and payable on each Interest Payment Date or upon the acceleration (including, for the avoidance of doubt, in connection with Section 3(b)), redemption (including, for the avoidance of doubt, in connection with Section 2(b) and Section 2(c)) or conversion of the outstanding Principal. At the election of the Company, Additional Interest shall be payable by either (A) issuing to Holder a number of Ordinary Shares, represented by ADSs (the “Interest ADSs”) determined in accordance with the formula set forth in Section 19(h)(2) below, provided that (x) the Equity Conditions are satisfied as of the applicable Interest Payment Date and (y) the Company has notified the Holder in writing (an “Interest ADS Notice”) that it has elected to pay the Additional Interest in Interest ADSs no later than ten (10) Trading Days prior to the applicable Interest Payment Date, or (B) in cash. Notwithstanding the foregoing, the ability of the Company to elect payment of Additional Interest in Interest ADSs shall be subject to the conversion limitations set forth in Section 4(c)(i), which shall apply mutatis mutandis. Failure to timely deliver an Interest ADS Notice to the Holder shall be deemed an election by the Company to pay the Additional Interest with respect to such Interest Payment Date in cash. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any payment of Additional Interest (or any applicable portion thereof) in Interest ADSs if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of delivery of the Interest ADS Notice and the applicable Interest Payment Date (and the Company shall certify in writing to the Holder on the applicable Interest Payment Date that the Equity Conditions have continued to have been satisfied during such period), and such payment of Additional Interest (or any applicable portion thereof) shall instead be paid in cash on such Interest Payment Date, unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Required Holders, which waiver may be granted or withheld by the Required Holders in their sole discretion.
(2)    If the Company elects to pay Additional Interest in Interest ADSs, the number of Interest ADSs issuable on any Interest Payment Date shall be equal to the quotient (rounded down to the nearest whole share, with cash paid in lieu of any fractional share) obtained by dividing (a) the amount of Additional Interest to be paid in Interest ADSs on such Interest Payment Date, by (b) the lower of (x) the Discounted VWAP and (y) the Conversion Price.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Secured Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

SEQUANS COMMUNICATIONS S.A.

By:	/s/ Georges Karam
Name:	Georges Karam
Title:	Chief Executive Officer

EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Secured Convertible Debenture)
To: Sequans Communications S.A.
Via Email:
The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Secured Convertible Debenture No. SQNS-[1] into ADSs of Sequans Communications S.A., according to the conditions stated therein, as of the Conversion Date written below.
Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be Converted:
Conversion Price:
Number of ADSs to be issued:
Number of Pre-Funded Warrants, if any, to be issued:
Please issue the ADSs in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:

Authorized Signature:

Name:

Title:

Please issue and deliver the Pre-Funded Warrants, if any, to:

Exhibit II
Withdrawal Notice
Hudson Bay PH XVI Ltd
[Address]
Attention: [_____]
Email Address: [_____]
Date:
Re: Withdrawal Notice pursuant to the Secured Convertible Debentures, dated [_____], 2025
Cash Collateral Account No. _____________
We refer to those certain Secured Convertible Debentures, issued on [●], 2025 in the aggregate principal amount of $[●]. Capitalized terms in this letter that are not otherwise defined shall have the same meaning given to them in the Secured Convertible Debentures.
Pursuant to Section [19(b)] of the Secured Convertible Debentures, the Company instructs Collateral Agent to cause the Cash Collateral Bank to release the portion of the funds in the Cash Collateral Account specified below to the Custodian, for the purchase of Bitcoin, as follows:
Amount (In numerals):
Amount (In writing):
Beneficiary:
City:
Country:
US Instructions:
Bank
Bank address
ABA Number:
Credit A/C Name:
Credit A/C #:
Credit A/C Address:
If Applicable:
FFC A/C Name:
FFC A/C #:
FFC A/C Address:
COMPANY:
SEQUANS COMMUNICATIONS S.A.

By:
Name:	Georges Karam
Title:	Chief Executive Officer